UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective June 8, 2026, Holden Hills, L.P. (the Partnership), a Texas limited partnership and 50% owned subsidiary of Stratus Properties Inc. (Stratus), as borrower, Stratus, as guarantor, and Fifth Third Bank, N.A., as successor by merger to Comerica Bank, as lender (Lender), entered into a Third Modification Agreement, an Amended and Restated Installment Note and a Second Installment Note (collectively, the Amendments), which amend that certain Loan Agreement dated February 8, 2023 and related agreements, as previously amended, by and among the Partnership, Stratus and Lender (the Loan Agreement). As amended, the Loan Agreement provides for a senior secured construction loan (the Loan) to provide financing for the development of the Holden Hills Phase 1 project, including related residential, amenity and infrastructure improvements.

The Amendments (i) extend the maturity date to August 8, 2027; (ii) increase the principal amount of the Loan by approximately $9.9 million for a new total aggregate Loan commitment of the least of (a) approximately $36.0 million, (b) 29.0% of the total development costs or (c) the amount that would result in a maximum loan-to-value ratio of 30.0%; and (iii) document the applicable interest rate for amounts outstanding under the Loan as one-month Term Secured Overnight Financing Rate (with a floor of 0.50%), plus 3.00%, subject to a 3.50% floor.

The Loan is secured by the Holden Hills Phase 1 project. Payments of interest only on amounts outstanding under the Loan are due monthly with the outstanding principal due at maturity. Amounts repaid under the Loan may not be reborrowed. Following the Amendments, as of June 10, 2026, the outstanding principal balance of the Loan is approximately $12.6 million with approximately $12.8 million remaining available for additional principal advances.

The foregoing description of the Amendments is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
10.1	Third Modification Agreement by and among Holden Hills, L.P., as borrower, Stratus Properties Inc., as guarantor, and Fifth Third Bank, N.A., as successor by merger to Comerica Bank, as lender, effective June 8, 2026.
10.2	Amended and Restated Installment Note by and between Holden Hills, L.P. and Fifth Third Bank, N.A. dated June 8, 2026.
10.3	Second Installment Note by and between Holden Hills, L.P. and Fifth Third Bank, N.A. dated June 8, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: June 12, 2026